EXHIBIT 11

                       ANDRX CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF NET LOSS PER SHARE
                                   (UNAUDITED)

                                                            Three Months Ended                     Six Months Ended
                                                                 June 30                                June 30
                                                            ------------------                     ----------------
                                                           1995               1996               1995               1996
                                                           ----               ----               ----               ----
Net loss                                              $  (1,134,000)       $ (1,162,500)     $ (1,787,700)      $ (1,884,900)
                                                      =============        ============      ============       ============

Actual weighted average shares
    of common stock outstanding                           9,130,400          11,178,000         8,842,000         10,952,600

Impact of shares issued within
    12 months of initial public offering,
    after application of the treasury method                103,000                   -           103,000                  -

Impact of warrants exercised within
    12 months of initial public offering,
    after application of the treasury method                 72,100                   -            81,100                  -

Impact of options granted within
    12 months of initial public offering,
    after application of the treasury method                 16,500                   -            16,500                  -
                                                      -------------        ------------      ------------       ------------

Weighted average shares of
    common stock outstanding                              9,322,000          11,178,000         9,042,600         10,952,600
                                                      =============        ============      ============       ============

Net loss per share                                    $       (0.12)       $      (0.10)     $      (0.20)      $      (0.17)
                                                      =============        ============      ============       ============